AGREEMENT AND PLAN OF REORGANIZATION ("Agreement") among IVORY ACQUISITION CORPORATION, a Delaware corporation ("Ivory"), COSMOZ.COM, INC., a Delaware corporation ("Cosmoz.com") and the persons listed in Exhibit A hereof (collectively the "Shareholders"), being the owners of record of all of the issued and outstanding stock of Ivory.

     Whereas, Cosmoz.com wishes to acquire and the Shareholders wish to transfer all of the issued and outstanding securities of Ivory in a transaction intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

     Now, therefore, Ivory, Cosmoz.com and the Shareholders adopt this plan of reorganization and agree as follows:

1.     Exchange of Stock

1.1. Number of Shares. The Shareholders agree to transfer to Cosmoz.com at the Closing (defined below) the number of shares of common stock of Ivory, $.001 par value per share, shown opposite their names in Exhibit A, in an exchange for an aggregate of250,000 shares ofvoting common stock of Cosmoz.com, $.001 par value per share.

1.2. Exchange of Certificates. Each holder of an outstanding certificate or certificates theretofore representing shares of Ivory common stock shall surrender such certificate(s) for cancellation to Cosmoz.com, and shall receive in exchange a certificate or certificates representing the number of full shares of Cosmoz.com common stock into which the shares of Ivory common stock represented by the certificate or certificates so surrendered shall have been converted. The transfer of Ivory shares by the Shareholders shall be effected by the delivery to Cosmoz.com at the Closing of certificates representing the transferred shares endorsed in blank or accompanied by stock powers executed in blank.

1.3. Fractional Shares. Fractional shares of Cosmoz.com common stock shall not be issued, but in lieu thereof Cosmoz.com shall round up fractional shares to the next higher whole number.

1.4. Further Assurances. At the Closing and from time to time thereafter, the Shareholders shall execute such additional instruments and take such other action as Cosmoz.com may request in order more effectively to sell, transfer, and assign the transferred stock to Cosmoz.com and to confirm Cosmoz.com's title thereto.

2. Ratio of Exchange. The securities of Ivory owned by the Shareholders, and the relative securities of Cosmoz.com for which they will be exchanged, are set out opposite their names in Exhibit A.

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AGREEMENT AND PLAN OF REORGANIZATION                               PAGE NUMBER 2
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3.     Closing.

3.1. Time and Place. The Closing contemplated herein shall be held as soon as possible at the offces of Cassidy & Associates at 1504 R Street, NW, Washington, D.C. unless another place or time is agreed upon in writing by the parties without requiring the meeting of the parties hereof. All proceedings to be taken and all documents to be executed at the Closing shall be deemed to have been taken, delivered and executed simultaneously, and no proceeding shall be deemed taken nor documents deemed executed or delivered until all have been taken, delivered and executed. The date of Closing may be accelerated or extended by agreement of the parties.

3.2. Form of Documents. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission required by this Agreement or any signature required thereon may be used in lieu of an original writing or transmission or signature for any and all purposes for which the original could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction ofthe entire original writing or transmission or original signature.

4. Unexchanged Certificates. Until surrendered, each outstanding certificate that prior to the Closing represented Ivory common stock shall be deemed for all purposes, other than the payment of dividends or other distributions, to evidence ownership of the number of shares of Cosmoz.com common stock into which it was converted. No dividend or other distribution shall be paid to the holders of certificates of Ivory common stock until presented for exchange at which time any outstanding dividends or other distributions shall be paid.

5.     Representations and Warranties of the Shareholders

       The Shareholders, individually and separately, represent and warrant as follows:

5.1. Title to Shares. The Shareholders, and each of them, are the owners, free and clear of any liens and encumbrances, of the number of Ivory shares which are listed in the attached schedule and which they have contracted to exchange.

5.2. Litigation. There is no litigation or proceeding pending, or to any Shareholder's knowledge threatened, against or relating to shares of Ivory held by the Shareholders.

6. Representations and Warranties of Ivory. Ivory represents and warrants that:

6.1. Corporate Organization and Good Standing. Ivory is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its property or business requires such qualification.

6.2. Reporting Company Status. Ivory has filed with the Securities and Exchange Commission a registration statement on Form 10-SB which became effective pursuant to the Securities Exchange Act of 1934 and is a reporting company pursuant to ss. 12(g) thereunder.

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AGREEMENT AND PLAN OF REORGANI7aTION                               PAGE NUMBER 3
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6.3.   Reporting  Company Filings.  Ivory has timely filed and is current on all reports required to be filed by it pursuant toss.13 of the Securities Exchange Act of 1934.

6.4. Capitalization. Ivory's authorized capital stock consists of 100,000,000 shares of Common Stock, $.0001 par value per share, of which 5,000,000 shares are issued and outstanding, and 20,000,000 shares of Preferred Stock, $.0001 par value per share, of which no shares are issued or outstanding.

6.5. Issued Stock. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

6.6. Stock Rights. Except as set out by schedule attached hereto, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Ivory Common or Preferred Stock issued or committed to be issued.

         6.7. Corporate Authority. Ivory has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

6.8. Authorization. Execution of this agreement has been duly authorized and approved by Ivory's board of directors.

6.9. Subsidiaries. Except as set out by the schedule attached hereto, Ivory has no subsidiaries.

6.10. Financial Statements. Ivory's financial statements dated as of October 31, 1999 copies of which will have been delivered by Ivory to Cosmoz.com prior to the Closing Date (the "Ivory Financial Statements"), fairly present the financial condition of Ivory as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

6.11. Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Ivory Financial Statements, Ivory did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

6.12. No Material Changes. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Ivory since the date of the Ivory Financial Statements.

6.13. Litigation. Except as set out by attached schedule, there is not, to the knowledge of Ivory ,any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Ivory or against any of its officers.

6.14. Contracts. Except as set out by attached schedule, Ivory is not a party to any material contract not in the ordinary course ofbusiness that is to be performed in whole or in part at or after the date of this agreement.

AGREEMENT AND PLAN OF REORCIANUATION                               PAGE NUMBER 4
--------------------------------------------------------------------------------

6.15. Title. Except as set out by attached schedule, Ivory has good and marketable title to all the real property and good and valid title to all other property included in the Ivory Financial Statements. Except as set out in the balance sheet thereof, the properties of Ivory are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business of Ivory .

6.16. Tax Returns. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Ivory for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Ivory Financial Statements are adequate to cover any such taxes that may be assessed against Ivory in respect of its business and its operations during the periods covered by the Ivory Financial Statements and all prior periods.

6.17. No Violation. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Ivory is subject or by which Ivory is bound.

7. Representations and Warranties of Cosmoz.com. Cosmoz.com represents and warrants that:

7.1. Corporate Organization and Good Standing. Cosmoz.com is a corporation duly organized, validly existing, and in good standing under the laws of the State of Delaware and is qualified to do business as a foreign corporation in each jurisdiction, if any, in which its proRerty or business requires such qualification.

7.2.   Capitalization.   Cosmoz.com's   authorized  capital  stock  consists  of
200,000,000 shares of Common Stock, $.001 par value per share, of which 58,259,543 shares have been issued and are outstanding, and 50,000,000 shares of Preferred Stock, $.001 par value per share of which no shares have been issued and outstanding.

7.3. Issued Stock. All the outstanding shares of its Common Stock are duly authorized and validly issued, fully paid and non-assessable.

7.4. Stock Rights. Except as set out by attached schedule, there are no stock grants, options, rights, warrants or other rights to purchase or obtain Cosmoz.com Common or Preferred Stock issued or committed to be issued.

7.5. Corporate Authority. Cosmoz.com has all requisite corporate power and authority to own, operate and lease its properties, to carry on its business as it is now being conducted and to execute, deliver, perform and conclude the transactions contemplated by this Agreement and all other agreements and instruments related to this agreement.

AGREEMENT AND PLAN OF REOROAMLATION                                PAGE NUMBER 5
--------------------------------------------------------------------------------

7.6. Authorization. Execution of this agreement has been duly authorized and approved by Cosmoz.com's board of directors.

7.7. Subsidiaries. Cosmoz.com has five wholly owned active and two inactive subsidiaries.

7.8. Financial Statements. Cosmoz.com's financial statements dated as of September 30, 1999, copies of which will have been delivered by Cosmoz.com to Ivory prior to the Closing Date (the "Cosmoz.com Financial Statements"), fairly present the financial condition of Cosmoz.com as of the date therein and the results of its operations for the periods then ended in conformity with generally accepted accounting principles consistently applied.

7.9. Absence of Undisclosed Liabilities. Except to the extent reflected or reserved against in the Cosmoz.com Financial Statements, Cosmoz.com did not have at that date any liabilities or obligations (secured, unsecured, contingent, or otherwise) of a nature customarily reflected in a corporate balance sheet prepared in accordance with generally accepted accounting principles.

7.10. No Material Changes. Except as set out by attached schedule, there has been no material adverse change in the business, properties, or financial condition of Cosmoz.com since the date of the Cosmoz.com Financial Statements.

7.11. Litigation. Except as set out by attached schedule, there is not, to the knowledge of Cosmoz.com, any pending, threatened, or existing litigation, bankruptcy, criminal, civil, or regulatory proceeding or investigation, threatened or contemplated against Cosmoz.com or against any of its officers.

7.12. Contracts. Except as set out by attached schedule, Cosmoz.com is not a party to any material contract not in the ordinary course of business that is to be performed in whole or in part at or after the date of this agreement.

7.13. Title. Except as set out by attached schedule, Cosmoz.com has good and marketable title to all the real property and good and valid title to all other property included in the Cosmoz.com Financial Statements. Except as set out in the balance sheet thereof, the properties of Cosmoz.com are not subject to any mortgage, encumbrance, or lien of any kind except minor encumbrances that do not materially interfere with the use of the property in the conduct of the business ofCosmoz.com.

7.14. Tax Returns. Except as set out by attached schedule, all required tax returns for federal, state, county, municipal, local, foreign and other taxes and assessments have been properly prepared and filed by Cosmoz.com for all years for which such returns are due unless an extension for filing any such return has been filed. Any and all federal, state, county, municipal, local, foreign and other taxes and assessments, including any and all interest, penalties and additions imposed with respect to such amounts have been paid or provided for. The provisions for federal and state taxes reflected in the Cosmoz.com Financial Statements are adequate to cover any such taxes that may be

AGREEMENT AND PLAN OF REORGANIZATION                               PAGE NUMBER 6
--------------------------------------------------------------------------------

assessed against Cosmoz.com in respect of its business and its operations during the periods covered by the Cosmoz.com Financial Statements and all prior periods.

7.15. No Violation. The Closing will not constitute or result in a breach or default under any provision of any charter, bylaw, indenture, mortgage, lease, or agreement, or any order, judgment, decree, law, or regulation to which any property of Cosmoz.com is subject or by which Cosmoz.com is bound.

8.     Conduct Pending the Closing

       Ivory, Cosmoz.com and the Shareholders covenant that between the date of this Agreement and the Closing as to each of them:

8.1. No change will be made in the charter documents, by-laws, or other corporate documents of Ivory.

8.2. Ivory will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

8.3. No change will be made in the charter documents, by-laws, or other corporate documents of Cosmoz.com.

8.4. Cosmoz.com will use its best efforts to maintain and preserve its business organization, employee relationships, and goodwill intact, and will not enter into any material commitment except in the ordinary course of business.

8.5. None of the Shareholders will sell, transfer, assign, hypothecate, lien, or otherwise dispose or encumber the Ivory shares of common stock owned by them.

9.     Conditions Precedent to Obligation of the Shareholders

       The Shareholder's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by the Shareholders as appropriate:

9.1. Cosmoz.com's Representations and Warranties. The representations and warranties of Cosmoz.com set forth herein shall be true and correct at the Closing as though made at and as of that date, except as afected by transactions contemplated hereby.

9.2. Cos moz.com's Covenants. Cosmoz.com shall have performed all covenants required by this Agreement to be performed by it on or before the Closing.

9.3. Board of Director Approval. This Agreement shall have been approved by the Board of Directors of Cosmoz.com.

AGREEMENT AND PLAN OF REORGANIZATION                               PAGE NUMBER 7
--------------------------------------------------------------------------------

9.4.   Supporting  Documents of Cosmoz.com.  Cosmoz.com  shall have delivered to
the  Shareholders   supporting   documents  in  form  and  substance  reasonably
satisfactory to the Shareholders, to the effect that:

       (a) Agood standing certificate from the jurisdiction ofCosmoz.com's organization stating that Cosmoz.com is a corporation duly organized, validly existing, and in good standing;

       (b) Secretary's certificate stating that Cosmoz.com's authorized capital stock is as set forth herein;

       (c) Certified copies of the resolutions of the board of directors of Cosmoz.com authorizing the execution of this Agreement and the consummation hereof;

       (d) Secretary's certificate of incumbency of the officers and directors of Cosmoz.com;

       (e) Cosmoz.com's Financial Statements; and

       (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

10.    Conditions Precedent to Obligation of Cosmoz.com

       Cosmoz.com's obligation to consummate this exchange shall be subject to fulfillment on or before the Closing of each of the following conditions, unless waived in writing by Cosmoz.com:

10.1. Shareholders' Representations and Warranties. The representations and warranties of the Shareholders set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

10.2. Shareholders' Covenants. The Shareholders shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

10.3. Ivory's Representations and Warranties. The representations and warranties of Ivory set forth herein shall be true and correct at the Closing as though made at and as of that date, except as affected by transactions contemplated hereby.

10.4. Ivory's Covenants. Ivory shall have performed all covenants required by this Agreement to be performed by them on or before the Closing.

10.5. Board of Director Approval. This Agreement shall have been approved by the Board of Directors of Ivory.

10.6. Supporting Documents of Ivory. Ivory shall have delivered to the Shareholders supporting documents in form and substance reasonably satisfactory to the Shareholders, to the effect that:

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AGREEMENT AND PLAN OF REORGANIZATION                               PAGE NUMBER 8
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       (a)  A  good  standing  certificate  from  the  jurisdiction  of  Ivory's organization stating that Ivory is a corporation duly organized, validly existing, and in good standing;

       (b) Secretary's certificate stating that Ivory's authorized capital stock is as set forth herein;

       (c) Certified copies of the resolutions of the board of directors of Ivory authorizing the execution of this Agreement and the consummation hereof;

       (d) Secretary's certificate of incumbency of the officers and directors of Ivory;

       (e) Ivory's Financial Statements; and

       (f) Any document as may be specified herein or required to satisfy the conditions, representations and warranties enumerated elsewhere herein.

11. Shareholder Representative. The Shareholders hereby irrevocably designate and appoint Cassidy & Associates, 1504 R Street, N.W. Washington, District of Columbia 20009, as their agent and attorney in fact (the "Shareholders' Representative") with full power and authority until the Closing to execute, deliver, and receive on their behalf all notices, requests, and other communications hereunder; to fix and alter on their behalf the date, time, and place of the Closing; to waive, amend, or modify any provisions of this Agreement, and to take such other action on their behalf in connection with this Agreement, the Closing, and the transactions contemplated hereby as such agent or agents deem appropriate; provided, however, that no such waiver, amendment, or modification may be made if it would decrease the number of shares to be issued to the Shareholders hereunder or increase the extent of their obligation to indemnify Reorganization hereunder.

12. Termination. This Agreement may be terminated (1) by mutual consent in writing; (2) by any of the Shareholders, Cosmoz.com or Ivory if there has been a material misrepresentation or material breach of any warranty or covenant by any other party; or (3) by any of the Sharel-plders, Cosmoz.com or Ivory if the Closing shall not have taken place within 15 days following execution of this Agreement, unless adjourned to a later date by mutual consent in writing.

13. Survival of Representations and Warranties. The representations and warranties of the Shareholders, Cosmoz.com and Ivory set out herein shall survive the Closing.

14.    Arbitration

14.1. Scope. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association within the District of Columbia.

14.2.  Consent  to  Jurisdiction,   Situs  and  Judgement.  The  parties  hereby
irrevocably consent to the jurisdiction of the American Arbitration  Association





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AGREEMFNT AND PLAN OF REORGANIZATION                               PAGE NUMBER 9
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and the situs of the  arbitration  (and any  requests  for  injunctive  or other equitable relief) within the District of Columbia. Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

14.3. Applicable Law. The law applicable to the arbitration and this agreement shall be that of the State of Delaware, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

14.4. Disclosure and Discovery. The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order. The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

14.5. Rules of Law. Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

14.6. Finality and Fees. Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement. Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

14.7. Measure of Damages. In any adverse action, the parties shall restrict themselves to claims for compensatory damages and\or securities issued or to be issued and no claims shall be made by any party or affiliate for lost profits, punitive or multiple damages.

14.8. Covenant Not to Sue. The parties covenant that under no conditions will any party or any affliate file any action against the other (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder with costs and attorney's fees to the prevailing party.

14.9. Intention. It is the intention of the parties and their affliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief. This agreement shall be interpreted in conformance with this stated intent of the parties and their affliates.

14.10. Survival. The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

AGREEMENT AND PLAN OF REORGANIZATION                              PAGE NUMBER 10
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15.    General Provisions.

15.1. Further Assurances. From time to time, each party will execute such additional instruments and take such actions as may be reasonably required to carry out the intent and purposes of this agreement.

15.2. Waiver. Any failure on the part of either party hereto to comply with any of its obligations, agreements, or conditions hereunder may be waived in writing by the party to whom such compliance is owed.

15.3. Brokers. Each party agrees to indemnify and hold harmless the other party against any fee, loss, or expense arising out of claims by brokers or finders employed or alleged to have been employed by the indemnifying party.

15.4. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been given if delivered in person or sent by prepaid first-class certified mail, return receipt requested, or recognized commercial courier service, as follows:

       If to Ivory, to:

       Ivory Acquisition Corporation
       1504 R Street, N. W.
       Washington, D.C. 20009

       If to Cosmoz.com, to:

       Cosmoz.com, Inc.
       55 Hawthorne Street, Suite 550
       San Francisco, California 94105

       If to the Shareholders, to:

       Cassidy & Associates
       1504 R Street, N.W.
       Washington, D.C. 20009

15.5. Governing Law. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of Delaware.

15.6. Assignment. This agreement shall inure to the benefit of, and be binding upon, the parties hereto and their successors and assigns; provided, however, that any assignment by either party of its rights under this agreement without the written consent of the other party shall be void.

15.7. Counterparts. This agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures sent by facsimile transmission shall.be deemed to be evidence of the original execution thereof.

AGREEMENT AND PLAN OF REORGANIZATION                              PAGE NUMBER 11
--------------------------------------------------------------------------------
15.8. Exchange Agent and Closing Date. The Exchange Agent shall be the law firm of Cassidy & Associates, Washington, D.C. The Closing shall take place upon the fulfillment by each party of all the conditions of Closing required herein, but not later than 15 days following execution of this agreement unless extended by mutual consent of the parties.

15.9. Review of Agreement. Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel. In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

15.10. Schedules. All schedules attached hereto, ifany, shall be acknowledged by each party by signature or initials thereon and shall be dated.

15.11. Effective Date. This effective date of this agreement shall be January 5, 2000.

AGREEMENT AND PLAN OF REORGANIZATION                              PAGE NUMBER 12
--------------------------------------------------------------------------------
             Signature Page to Agreement and Plan of Reorganization among Ivory, Cosrnoz.corn and the Shareholders of Ivory

          IN WITNESS WHEREOF, the parties have executed this agreement.

                                IVORY ACQUISITION CORPORATION

                              By/s/James M. Cassidy
                                ---------------------
                                James M. Cassidy

                                COSMOZ.COM, C.

                                By/s/Wilfred Shaw
                                -----------------
                                Wilfred Shaw, Chairman and CEO

                                THE SHAREHOLDERS OF IVORY
                                ACQUISITION CORPORATION:

                                TPG CAPITAL CORPORATION:

                                By/s/James M. Cassidy
                                ---------------------
                                James M. Cassidy, President

AGREEMENT AND PLAN OF REORGANIZATION                              PAGE NUMBER 13
--------------------------------------------------------------------------------
                                    Exhibit A

Number of       Number of
Ivwy            Cosmos.com         Name of
Share To Be     Shares To Be       Shareholder
Exchanged       Received

-----------     ------------       ----------
5,000,000       250,000            TPG Capital Corporation




Address

-------
1504 R St. NW, Washington DC 20009

                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                          IVORY ACQUISITION CORPORATION

                                      INTO

                                COSMOZ.COM, INC.

                     (PURSUANT TO SECTION 253 OF THE GENERAL
                          CORPORATION LAW OF DELAWARE)

       COSMOZ.COM, INC., a Delaware corporation (the "Corporation"), does hereby certify:

       FIRST:   That the  Corporation  is  incorporated  pursuant to the General
Corporation Law of the State of Delaware.

       SECOND: That the Corporation owns all of the outstanding shares of each class of the capital stock of Ivory Acquisition Corporation, a Delaware corporation.

       THIRD: That the Corporation, by the following resolutions of its Board of Directors, duly adopted on the 16th of February 2000, determined to merge into itself Ivory Acquisition Corporation on the conditions set forth in such resolutions:

                RESOLVED, that Cosmoz.com, Inc. (this "Corporation") merge into itself its subsidiary, Ivory Acquisition Corporation, and assume all of said subsidiary's liabilities and obligations;

                FURTHER RESOLVED, That the President and the Secretary of this Corporation be and they hereby are directed to make, execute and acknowledge a certificate of ownership and merger setting forth a copy of the resolution to merge said Ivory Acquisition Corporation into this Corporation and to assume said subsidiary's liabilities and obligations and the date of adoption thereof and to file the same in the office of the Secretary of State of Delaware.

       IN WITNESS WHEREOF, Cosmoz.com, Inc. Has caused this certificate to be signed by Wilfred Shaw, its authorized officer, on the 16th day of February, 2000.

                                   COSMOZ.COM, INC., a Delaware corporation


                                   By:/s/Wilfred Shaw
                                   ------------------
                                   Wilfred Shaw
                                   Its:    President and Chief Executive Officer

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 07:30 PM  10/16/1996
850201147 - 267 4098

State of Delaware
Certificate of Incorporation
MIS International, Inc.

FIRST:  The name of this Delaware corporation is:
           MIS International, Inc.

SECOND: The name and address of the Corporation's Registered Agent is:

        Corporate Creations Enterprises, Inc.
        686 North Dupont Boulevard #302
        Milford DE 19963
        Kent County

THIRD: The purpose of the Corporation is to engage in any lawful act or activity for which corporation may be organized under Delaware law.

FOURTH: The corporation shall have the authority to issue 50,000,000 shares of common stock, per value $0.01 per share.

FIFTH: The directors shall be protected from personal liability to the fullest extent permitted by law.

SIXTH:  The name and address of the incorporator is:

         Corporate Creations International Inc.
         401 Ocean Drive, Suite 312, Door Code #125
         Miami Beach FL 33139-6629

The undersigned incorporator through its authorized representative executed this Certificate of Incorporation on October 15, 1996

Corporate Creations International Inc.

By:/s/ Brian R. Fotis, Vice President

                           MINUTES OF SPECIAL MEETING

                                       OF

                               BOARD OF DIRECTORS

                            MIS INTERNATIONAL, INC.

     On December 7, 1998 at 2:00 PM Pacific time, a meeting of the Board of Directors of MIS INTERNATIONAL, INC., (the "Company"), a Delaware corporation, was convened at 111 Deerwood Rd., Suite 200, San Ramon, CA 94383. Participating in the meeting was Wilfred Shaw the Chairman and sole director of the Company Directors.

     The order of business was to adopt a proposal to amend the Certificate of Incorporation to change the Company name and to increase the number of authorized share, and to review a draft of the proxy statement to be distributed to the shareholders for approval of such amendments.

     RESOLVED, that the company name be changed to COSMOZ.COM, Inc.;

     RESOLVED, that the proposed increase in the authorized number of shares of common stock of the Company, as set forth in the draft proxy statement provided to the director at this meeting, is hereby authorized and approved.

     There being no further business to come before this meeting, upon motion duly made, seconded and unanimously carried, the meeting was adjourned.

     The undersigned certifies that the foregoing are true and accurate Minutes of the Special Meeting of the Board of directors of the corporation, duly held at the time and in the manner first written above.

Attest:                                         /s/Wilfred Shaw
      -----------------                         ---------------
      Name                                      Wilfred Shaw
                                                CEO/Chairman

STATE OF DELAWARE
CERTIFICATE OF AMENDMENT
OF CERTIFICATION OF INCORPORATION

MIS International, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of Delaware,

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of directors of MIS INTERNATIONAL, INC., resolutions were duly adopted setting forth proposed amendments of the Certificate of Incorporation of said corporation, declaring said amendments to be advisable and calling a meeting of said corporation for consideration thereof. The resolutIons setting forth the proposed amendments are as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Articles thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

     The name of the corporation (hereinafter called the "corporation") is COSMOZ.COM, Inc.:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FOURTH" so that, as amended, said Article shall be and read as follows:

     The total number of shares, per value $.001 per share. The total numbers of shares of preferred stock which the corporation shall have authority to issue is 50,000.000 shares, per value $.001 per share.

     the Board of Directors is allowed to assign the rights and preferences of the preferred share holders.

SECOND: that thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of sharer as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said MIS International, Inc., has caused this certificate to be signed by, Wilfred Shaw, an Authorized Officer, this 7th day of December, 1998.

              BY:/s/ Wilfred Shaw
              -------------------
              Name:  Wilfred Shaw

              TITLE OF OFFICER; Chief Executive Officer

                                                               STATE OF DELAWARE
                                                              SECRETARY OF STATE
                                                        DIVISION OF CORPORATIONS
                                                       FILED 04:30 PM 12/17/1998
                                                            981493247  - 2674098